Exhibit 99.1

Milestone Pharmaceuticals Announces $125 Million Strategic Financing with RTW
Investments to Support the Advancement of Etripamil for PSVT

-     Proceeds from strategic financing together with year-end cash resources expected to fund operations into mid-2025 including etripamil NDA submission and launch in PSVT

-     The combination of etripamil's strong clinical results with this strategic financing lays the foundation to deliver a therapy that empowers patients to treat supraventricular tachycardia attacks outside the emergency department

Montreal and Charlotte, N.C., Mar. 28, 2023 --Milestone Pharmaceuticals Inc. (Nasdaq: MIST), a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines, today announced that it has entered into a $125 million strategic funding agreement with existing shareholder, RTW Investments, LP and certain of its affiliates (“RTW”). Proceeds from this tailored financing, together with $64.6 million of cash, cash equivalents and short-term investments as of December 31, 2022, are expected to fund Milestone’s operations into the middle of 2025, including the potential approval and launch of etripamil. Etripamil is the Company’s investigational calcium channel blocker envisioned to empower patients with paroxysmal supraventricular tachycardia (PSVT) to treat their attacks outside of the emergency department.

The strategic financing was anchored by RTW’s purchase of $50 million in convertible notes, as well as a commitment of $75 million in non-dilutive royalty funding, which, together, the Company expects will support the NDA submission and subsequent launch of etripamil for patients with PSVT. If approved, etripamil is intended to give health care providers a new tool to enable patient self-management. Etripamil has the potential to provide the patient with a greater sense of control over their PSVT, a condition marked by highly symptomatic, unpredictable, and burdensome episodes of cardiac arrhythmia. The Company plans to submit a New Drug Application to the U.S. Food and Drug Administration in the third quarter of 2023.

"Etripamil has demonstrated strong potential to offer patients a meaningful intervention for the treatment of PSVT outside of the costly and inconvenient acute-care setting and we are highly encouraged by the results of the Phase 3 RAPID study in October 2022,” said Roderick Wong, MD, Managing Partner and Chief Investment Officer of RTW Investments, LP. “We are excited to expand our partnership with the convertible note and royalty financings to continue to support Milestone’s effort to advance etripamil to a potential U.S. regulatory approval and future commercialization efforts.”

“As we continue on our mission of delivering this much needed therapeutic option to patients suffering from episodic cardiovascular conditions, it is a privilege to partner with RTW on these strategic financings, which we believe further validate the value of etripamil” said Amit Hasija, Chief Financial Officer and Executive Vice President of Corporate Development at Milestone.

RTW has extended its investment relationship with Milestone by purchasing $50 million of senior secured convertible promissory notes (the “Notes”) in a private placement transaction. The Notes are convertible into common shares of Milestone at an initial conversion price of $5.23 per share, which represents a 50% premium over the volume-weighted average price of Milestone’s common shares over the trailing 30-trading day period ending on March 27, 2023. Funds from the Notes will be immediately available upon closing.

The Notes will be senior secured obligations of Milestone and will accrue interest at a rate of 6.0% per annum, payable quarterly in arrears, with the option to be paid in kind for the first three years at Milestone’s election. The Notes will mature on March 31, 2029, unless earlier redeemed, converted or repurchased. Holders will have the right to convert their Notes at any time prior to the close of business on the second trading day immediately preceding the Notes’ maturity date. Milestone will settle conversions solely in shares of its common shares, except for payments of cash in lieu of fractional shares.

In addition, under the terms of the revenue financing agreement, subject to customary closing conditions and subject to FDA approval of etripamil, RTW provided a $75 million non-dilutive synthetic royalty financing commitment to Milestone in return for tiered rate, cash royalty payments based on aggregate net sales of etripamil within the United States. RTW will receive royalty rates ranging from high to low single digits based on certain annual sales thresholds, subject to upward adjustment if certain annual sales thresholds are not met. Royalty funds become available upon FDA approval of etripamil for PSVT, and satisfaction of other customary conditions.

The offer and sale of the Notes and any common shares issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any common shares issuable upon conversion of the Notes, nor will there be any sale of the Notes or any such common shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Cowen acted as financial advisor to Milestone on the financing transactions. Cooley acted as legal advisor to Milestone. Gibson Dunn acted as legal advisor to RTW.

About Milestone Pharmaceuticals Inc.

Milestone Pharmaceuticals Inc. (Nasdaq: MIST) is a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines. Milestone’s lead product candidate etripamil recently completed its Phase 3 clinical-stage program for the treatment of paroxysmal supraventricular tachycardia (PSVT) and is in a Phase 2 proof-of-concept trial for the treatment of patients with atrial fibrillation with rapid ventricular rate (AFib-RVR). Milestone Pharmaceuticals operates in Canada and the United States. For more information, visit www.milestonepharma.com and follow Milestone on Twitter at @MilestonePharma.

About RTW Investments, LP

RTW Investments, LP is a New York-based, global, full life-cycle investment firm that focuses on identifying transformational and disruptive innovations across the biopharmaceutical and medical technologies sectors. As a leading partner of industry and academia, RTW combines deep scientific expertise with a solution-oriented investment approach to advance emerging medical therapies by building and supporting the companies and/or academics developing them. For further information about RTW, please visit www.rtwfunds.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “continue,” “could,” “demonstrate,” “designed,” “develop,” “estimate,” “expect,” “may,” “pending,” “plan,” “potential,” “progress,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Milestone’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding the closing of the transactions on the terms provided, or at all (including whether the closing conditions to the revenue interest financing will be met); future cash payments based on aggregate net sales of the Etripamil, the potential of etripamil to serve as a promising therapy for PSVT patients; Milestone’s ability to execute on the remainder of the PSVT program; and the sufficiency of Milestone’s current cash resources to support its operations.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risks inherent in biopharmaceutical product development and clinical trials, including the lengthy and uncertain regulatory approval process; uncertainties related to the timing of initiation, enrollment, completion, evaluation and results of our clinical trials; risks and uncertainty related to the complexity inherent in cleaning, verifying and analyzing trial data; and whether the clinical trials will validate the safety and efficacy of etripamil for PSVT; or other indications, among others, general economic, political, and market conditions, including deteriorating market conditions due to investor concerns regarding inflation and Russian hostilities in Ukraine and overall fluctuations in the financial markets in the United States and abroad, risks related to pandemics and public health emergencies, including those related to the ongoing COVID-19 pandemic, and risks related the sufficiency of Milestone’s capital resources and its ability to raise additional capital. These and other risks are set forth in Milestone’s filings with the U.S. Securities and Exchange Commission, including in quarterly report for the fiscal quarter ended September 30, 2022, under the caption “Risk Factors,” as such discussion may be updated from time to time by subsequent filings we may make with the U.S. Securities & Exchange Commission. Except as required by law, Milestone assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contact:

David Pitts

Argot Partners

milestone@argotpartners.com

212-600-1902